Exhibit 99.1

ScoutCam Executives Including Chairman of the Board, CEO and Largest Shareholder Buy Company Shares at Purchase Price of $6M

OMER, Israel, June 6, 2023 – ScoutCam (OTCQB: SCTC), a leading provider of Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, today announced that a group that includes its executives and largest existing shareholder who is also a director has purchased Company stock from Medigus Ltd. and certain of its affiliates for a total purchase price in excess of $6 million.

Notable life sciences and pharmaceutical entrepreneur, Mori Arkin, who is also a member of ScoutCam’s board of directors and its largest investor and shareholder, participated and led the purchase of the shares from Medigus. Other investors in the deal included an already invested major Israeli institutional investor, chairman of ScoutCam’s board of directors, Benad Goldwasser, and Company chief executive officer, Yehu Ofer.

“I believe that ScoutCam is on the fast track to becoming a unicorn,” said Mr. Arkin. “The shares we have purchased symbolize our faith in the company’s potential, and my belief in its future is firmer than ever. Having Benad Goldwasser, ScoutCam’s chairman, Yehu Ofer, ScoutCam’s CEO, and other leading shareholders purchase additional shares, especially in these challenging times, underlines our shared belief that the Company’s potential is vast and the applications of its technology virtually limitless.”

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, ScoutCam leverages proven visual technologies and products from the medical industry. ScoutCam’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.scoutcam.com or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the impact of ScoutCam executives including chairman, CEO and largest shareholder buying Company shares. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in ScoutCam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, ScoutCam undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Tanya Yosef, CFO

tanya.yosef@scoutcam.com

Tel: +972 (73) 370 469

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

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